Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 6 to Registration Statement No. 333-177693 on Form F-4 of our report dated February 24, 2011 (October 19, 2011, as to Note 30, and April 6, 2012, as to Note 31), relating to the consolidated financial statements of Graham Packaging Company Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
May 11, 2012